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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                        DATE OF REPORT: OCTOBER 15, 1998



                               INSILCO HOLDING CO.
             (Exact Name of Registrant as specified in its charter)


            Delaware                                            06-1158291
            --------                                            ----------
(State or other jurisdiction of   (Commission File No.)        (IRS Employer
incorporation or organization)                            Identification Number)


                              425 Metro Place North
                                   Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468

               (Address, including zip code, and telephone number
                       including area code of Registrant's
                          principal executive offices)
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ITEM 5.  OTHER EVENTS.

On October 15, 1998 Insilco Corporation, (the "Company"), a wholly owned subsidiary of Insilco Holding Co., announced that it has launched a Consent Solicitation to the holders of its 10.25% Senior Subordinated Notes, due in 2007, requesting the waiver of certain rights contained in the Note indenture dated August 12, 1997. Following Insilco's change of control on August 17, 1998, the Company was required to make, and has commenced an offer to purchase the outstanding Notes at a price of 101% of the principal amount, plus accrued and unpaid interest.

Insilco said that it is seeking from the holders of not more than 80% of the outstanding principal amount of the Notes consent to waive their right to tender the Notes pursuant to the offer to purchase and to agree instead to keep the notes outstanding. In exchange for the waiver, Insilco will make a cash payment of $70 per $1,000 principal amount. Holders who have given their consent must also agree not to transfer their Notes to any person or to tender their notes in connection with the offer to purchase prior to its expiration. Noteholders who have already tendered their Notes in connection with the offer to purchase may still elect to consent to the waiver and receive the cash payment if they withdraw their tender and comply with the procedures set forth in the Consent Solicitation. If consent agreements are received for more than 80% of the outstanding Notes, selection of the Notes for which Consents are to be accepted will be made by the company's Solicitation Agent, The Bank of New York, on a pro rata basis, although Insilco has the option of accepting additional consents and of accepting consents even if fewer are granted.

The Consent Solicitation will expire at 5:00 PM, New York City time, on Friday, October 30, 1998, unless the Consent Solicitation is extended by the Company. The Agent for the Consent Solicitation is The Bank of New York.

The Company's press release issued October 15, 1998 is attached as an exhibit and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits.

           Exhibit No.                        Description

              99 (a)      Press release of the Company issued October 15, 1998.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 INSILCO CORPORATION
                                      ------------------------------------------
                                                      Registrant

Date: October 19, 1998            By:   /s/   David A. Kauer
                                      -----------------------
                                      David A. Kauer
                                      Vice President and Chief Financial Officer
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                                  EXHIBIT INDEX


     Exhibit No.                                Description


      99 (a)              Press release of the Company issued October 15, 1998.